Exhibit 4.1

No. ______	Incorporated under the Laws of the State of Delaware	_________ SHARES

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ____________________________________________

IS THE OWNER OF _______________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $0.0001 PER SHARE, OF COMMON STOCK OF

MEDGENICS, INC.

transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ____________________

MEDGENICS, INC. CORPORATE SEAL Delaware
President		Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	________ Custodian __________
TEN ENT	tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act: ____________________ (State)
Additional abbreviations may also be used though not in the above list.

MEDGENICS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the shares.

For Value Received, __________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________	By: ___________________________________________________

By: ___________________________________________________
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By: ___________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.